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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 5, 2001


                           EINSTEIN/NOAH BAGEL CORP.
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            (Exact name of registrant as specified in its charter)

Delaware                         0-21097                             84-1294908
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(State or other                (Commission                        (IRS Employer
jurisdiction of                 File No.)                   Identification No.)
incorporation)


                  1687 Cole Boulevard, Golden, Colorado 80401
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                   (Address of principal executive offices)


                                (303) 568-8000
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.   Other Events

          On March 5, 2001, the United States Bankruptcy Court for the District of Arizona, which has jurisdiction over the Chapter 11 reorganization proceedings of Einstein/Noah Bagel Corp. (the "Company") and its majority-owned subsidiary, Einstein/Noah Bagel Partners, L.P. ("Bagel Partners"), entered an order which (a) approved forms of notice and bidding procedures for the sale of substantially all of the assets of the Company and Bagel Partners, and (b) approved the terms of Sections 6.8, 6.10, 10.1 and 10.2 of the asset purchase agreement dated as of February 10, 2001 (the "Purchase Agreement") by and among the Company, Bagel Partners and ENB Acquisition LLC ("ENB"), providing, among other things, for payment to ENB of a termination fee of $5.0 million in the event the Purchase Agreement is terminated in certain circumstances and the Company and Bagel Partners accept an acquisition proposal from a third party other than ENB.

          Under the bidding procedures approved by the court, bids are due from qualified bidders not later than 5:00 p.m. (Phoenix time) on May 14, 2001. The court has set a sale hearing for May 23, 2001 at 10:00 a.m. (Phoenix time). At that time the court will consider the motion of the Company and Bagel Partners for an order authorizing the sale of substantially all of their assets to ENB, and, if a qualified bid has been received from at least one qualified bidder other than ENB, the court will conduct an auction.


Item 7.   Financial Statements and Exhibits

          Exhibit 99 Order (1) approving forms of notice and bidding procedures for sale of substantially all of the debtors' assets, and (2) approving the terms of Sections 6.8, 6.10, 10.1 and 10.2 of asset purchase agreement with ENB Acquisition LLC (excluding Exhibit A-1 thereto).


                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 8, 2001

                                EINSTEIN/NOAH BAGEL CORP.



                                By: /s/ Paul A. Strasen
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                                    Paul A. Strasen
                                    Senior Vice President

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